As filed with the Securities and Exchange Commission on March 31, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

GENESIS MICROCHIP INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2150 Gold Street P.O. Box 2150 Alviso, California	95002
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

Item 1.    Description of Securities to be Registered.

Effective March 16, 2003, Genesis Microchip Inc., a Delaware corporation (“Genesis”), amended the Preferred Stock Rights Agreement (the “Rights Plan”), dated as of June 27, 2002, between Genesis and Mellon Investor Services L.L.C., as rights agent.

The amendment of the Rights Plan effected the following changes:

(1)    rendered the Rights Plan inapplicable to the merger (the “Merger”) and other transactions contemplated by the Agreement and Plan of Merger, dated as of March 17, 2003, by and among Genesis, Pixelworks, Inc. and Display Acquisition Corporation, a wholly owned subsidiary of Pixelworks, Inc.; and

(2)    provided for the expiration of all outstanding rights under the Rights Plan immediately prior to the effective time of the Merger;

Item 2.    Exhibits.

4.2    Amendment No. 1 to Preferred Stock Rights Agreement, dated effective as of March 16, 2003, between Genesis and Mellon Investor Services L.L.C.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENESIS MICROCHIP INC.

		By:	/S/ JAMES DONEGAN
Date:	March 31, 2003		James Donegan Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.2	Amendment to Preferred Stock Rights Agreement, dated effective as of March 16, 2003, between Genesis and Mellon Investor Services L.L.C.